UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2008

WM. WRIGLEY JR. COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-800	36-1988190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 North Michigan Avenue, Chicago, Illinois 60611

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 644-2121

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 6, 2008, the merger (the “Merger”) of New Uno Acquisition Corporation (“Merger Sub”), a subsidiary of New Uno Holdings Corporation (“Holdings”), with and into Wm. Wrigley Jr. Company (the “Company”), was consummated in accordance with the Agreement and Plan of Merger, dated April 28, 2008, among the Company, Mars, Incorporated, Holdings and Merger Sub (the “Merger Agreement”). In connection with the closing of the Merger, the Company notified The New York Stock Exchange (the “NYSE”) and the Chicago Stock Exchange of its intent to remove its Common Stock from listing and requested that the NYSE and the Chicago Stock Exchange each file a delisting application with the Securities and Exchange Commission to delist its Common Stock.

Item 3.03	Material Modifications to Rights of Security Holders.

On October 6, 2008, pursuant to the terms of the Merger Agreement, each outstanding share of the Company’s Common Stock and Class B Common Stock (other than shares held in the Company’s treasury or owned by Holdings or Merger Sub or any wholly owned subsidiary of the Company, as well as shares held by stockholders who properly demanded statutory appraisal rights) was converted into the right to receive $80.00 in cash, without interest and less any applicable withholding tax.

Item 5.01.	Change in Control of Registrant.

Upon the closing of the Merger on October 6, 2008, a change in control of the Company occurred. Pursuant to the terms of the Merger Agreement, each outstanding share of the Company’s Common Stock and Class B Common Stock (other than shares held in the Company’s treasury or owned by Holdings or Merger Sub or any wholly owned subsidiary of the Company, as well as shares held by stockholders who properly demanded statutory appraisal rights) was converted into the right to receive $80.00 in cash, without interest and less any applicable withholding tax, and Merger Sub was merged with and into the Company. With the closing of the Merger, the Company became a subsidiary of Holdings. The total amount of funds necessary to complete the Merger and the related transactions was approximately $23 billion. The source of funds for the Merger included equity contributions from Mars, Incorporated and Berkshire Hathaway Inc. and borrowings by Merger Sub under subordinated notes from Berkshire Hathaway Inc. and certain of its subsidiaries and borrowings by Merger Sub under a senior credit facility with Goldman Sachs Credit Partners L.P., as administrative agent, and certain other lenders.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, at the effective time of the Merger, all the members of the Company’s board of directors resigned and were replaced by the directors of Merger Sub at the effective time of the Merger.

Item 8.01	Other Events.

On October 6, 2008, the Company filed a press release announcing the completion of the Merger. A copy of the press release is attached hereto as exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release issued by Wm. Wrigley Jr. Company, dated October 6, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 8, 2008

/s/ Howard Malovany
By:	Howard Malovany
Its:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by Wm. Wrigley Jr. Company, dated October 6, 2008